Exhibit 99.1
FOR RELEASE on August 1, 2007 at 6:00 am (EDT)

Investor Contact: Matt Clawson Allen & Caron, Inc. (949) 474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. (949) 474-4300 len@allencaron.com www.allencaron.com	For Additional Information: Craig T. Davenport, CEO Michael R. Rodriguez, CFO Endocare, Inc. (949) 450-5400 www.endocare.com
ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
Revenues Rise 14 Percent; Gross Margin Improvement Continues
IRVINE, Calif. (August 1, 2007) . . . Endocare, Inc. (OTCBB: ENDO), an innovative medical device company focused on the development of minimally invasive technologies used by urologists and interventional radiologists for tissue and tumor ablation, today reported increased quarterly revenues due primarily to the continuing increase in the number of domestic cryoablation procedures, and higher gross margin in the second quarter ended June 30, 2007.
     The estimated number of domestic cryoablation procedures performed in the second quarter of 2007 grew 26 percent to 2,435 from 1,938 in the second quarter of 2006. Total revenues for the second quarter of 2007 were $7.9 million, compared to $6.9 million in the second quarter of 2006 and $7.5 million in the first quarter of 2007.
     Endocare Chief Executive Officer Craig T. Davenport commented, “In the second quarter we continued to improve our operating performance as demonstrated through our financial metrics. Namely, total revenues increased 14.4 percent over the second quarter of 2006, gross margin as a percent of total revenues increased for the tenth consecutive quarter to 65.7 percent and total operating expenses decreased by $643,000 from the first quarter of 2007. The benefits of our advanced cryoablation technologies are being recognized by a growing number of physicians, and the minimally invasive nature of cryoablation continues to attract patient interest in the procedure. As a result, cryoablation is gaining increasing acceptance as an effective treatment not only for prostate cancer but also as a treatment for renal and other cancers.”
     Gross margin as a percent of total revenues in the second quarter of 2007 increased to 65.7 percent compared to 52.9 percent in the second quarter of 2006. Operating expenses in the second quarter of 2007 were $7.6 million, compared to $6.5 million in the second quarter of 2006, a period that included an $870,000 expense reversal to operating expenses that resulted from reducing a payroll tax liability for which the Company determined it no longer bore responsibility.
     Net loss for the second quarter of 2007 was $2.3 million, or $0.07 loss per share, compared to a net loss of $708,000, or $0.02 loss per share, in the second quarter of 2006 and a net loss of $3.3 million or $0.11 loss per share in the first quarter of 2007. The 2006 second quarter included the $870,000 payroll tax expense reversal as well as a $1.9 million reduction of interest expense related to the change in the fair market value of common stock warrants issued in connection with the Company’s March 2005 private placement.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which excludes non-cash stock compensation expense of $824,000, was a loss of $1.1 million for the second quarter of 2007, compared to a loss of $1.3 million for the second quarter of 2006 and a loss of $2.1 million in the 2007 first quarter. A reconciliation of the differences between the GAAP net losses and the adjusted EBITDA losses is included in an accompanying table.
     Chief Financial Officer Michael Rodriguez reported cash and cash equivalents of $7.2 million, including $7.0 million from a private placement of newly issued common shares with Frazier Healthcare Ventures, total assets of $21.9 million, and total stockholders’ equity of $10.9 million as of June 30, 2007. The Company also had approximately $14.4 million in additional capital available under its Common Stock Purchase Agreement with Fusion Capital Fund II, LLC as well as amounts available on its credit facility with Silicon Valley Bank.
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ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
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Conference Call
     As previously announced, Endocare will host a conference call today to discuss the Company’s results for its second quarter ended June 30, 2007. The call will take place at 11:00 a.m. (Eastern) and be broadcast live over the Internet. Web participants are encouraged to go to the Company’s website (www.endocare.com/investors/webcasts.php) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately following the conference call at www.endocare.com/investors/webcasts.php.
Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains and the related conference call will include, the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding FASB 123R non-cash stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
About Endocare
     Endocare, Inc.—www.endocare.com—is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).
Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, the following items: the Company has a limited operating history with significant losses and expects losses to continue for the foreseeable future; the Company may require additional financing to sustain its operations and without it the Company may not be able to continue operations; in the Company’s most recent Form 10-K filing the Company’s independent auditor issued an unqualified opinion with an explanatory paragraph, to the effect that there is a substantial doubt about the Company’s ability to continue as a going concern; the sale of the Company’s common stock to Fusion Capital may cause dilution, and the sale of the shares of common stock acquired by Fusion Capital or Frazier Healthcare Ventures could cause the price of the Company’s common stock to decline; the Company’s business may be materially and adversely impacted by the loss of the Company’s largest customer or the reduction, delay or cancellation of orders from this customer or if this customer delays payment or fails to make payment; the Company may be required to make state and local tax payments that exceed the Company’s settlement estimates; the Company may incur significant expenses in the future as a result of the Company’s obligation to pay legal fees for and otherwise indemnify former officers and former directors in connection with the ongoing investigations and legal proceedings involving them; uncertainty relating to third party reimbursement; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; the risk that intense competition and rapid technological and industry change may make it more difficult for the Company to achieve significant market penetration; and uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company’s technology. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.
FINANCIAL TABLES FOLLOW

ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,
	2007	2006
Total revenues	$7,901	$6,908

Costs and expenses:
Cost of revenues	2,713	3,256
Research and development	621	475
Selling and marketing	4,099	3,904
General and administrative	2,845	2,072

Total costs and expenses	10,278	9,707

Loss from operations	(2,377)	(2,799)
Interest expense related to common stock warrants	—	1,908
Interest income, net	113	183

Net loss	$(2,264)	$(708)

Net loss per share — basic and diluted	$(0.07)	$(0.02)

Weighted average shares of common stock outstanding	32,748	30,166

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ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Six Months Ended June 30,
	2007	2006
Total revenues	$15,447	$14,170

Costs and expenses:
Cost of revenues	5,335	7,021
Research and development	1,236	1,486
Selling and marketing	7,862	7,673
General and administrative	6,674	6,067

Total costs and expenses	21,107	22,247

Loss from operations	(5,660)	(8,077)
Interest expense related to common stock warrants	—	1,696
Interest income, net	139	349

Loss from continuing operations before taxes	(5,521)	(6,032)
Tax benefit on continuing operations	—	151

Loss from continuing operations	(5,521)	(5,881)
Income from discontinued operations	—	245

Net loss	$(5,521)	$(5,636)

Net income (loss) per share — basic and diluted:
Continuing operations	$(0.17)	$(0.20)
Discontinued operations	$—	$0.01

Weighted average shares of common stock outstanding	31,854	30,155

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ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
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ENDOCARE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP loss from continuing operations	$(2,264)	$(708)	$(5,521)	$(6,032)

Add:
Depreciation	145	256	327	539
Amortization of intangibles	158	138	285	278
Interest expense	54	(1,900)	110	(1,681)

Subtotal	(1,907)	(2,214)	(4,799)	(6,896)

Add: Stock compensation expense	824	958	1,584	1,858

Adjusted EBITDA	$(1,083)	$(1,256)	$(3,215)	$(5,038)

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ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$7,245	$1,811
Accounts receivable, net	5,079	4,161
Inventories, net	2,597	2,260
Prepaid expenses and other current assets	762	1,284

Total current assets	15,683	9,516

Property and equipment, net	786	1,040
Intangibles, net	3,328	3,613
Investments and other assets	2,082	2,077

Total assets	$21,879	$16,246

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,384	$3,393
Accrued compensation	2,911	3,000
Other accrued liabilities	3,379	3,594
Line of credit	1,123	—

Total current liabilities	10,797	9,987
Common stock warrants	—	1,307
Deferred compensation	194	74

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 34,785 and 30,679, issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	35	31
Additional paid-in capital	197,190	181,289
Accumulated deficit	(186,337)	(176,442)

Total stockholders’ equity	10,888	4,878

Total liabilities and stockholders’ equity	$21,879	$16,246

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